Exhibit 10.54
IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

FIXED INDUSTRIAL SCANNERS ADDENDUM
TO PARTNERCONNECT EVM DISTRIBUTION AGREEMENT

THIS Fixed Industrial Scanners Addendum (the "Addendum") is made by and between:

Zebra Technologies International, LLC, with an office at 3 Overlook Point, Lincolnshire IL 60069 (“Zebra”)

AND

ScanSource, Inc., a company incorporated in South Carolina, with its registered office at 6 Logue Court, Greenville, South Carolina 29615 ("Distributor")

"Zebra" and the "Distributor" are referred to collectively as 'Parties" and individually as a "Party".

WHEREAS Zebra and ScanSource, Inc. are Parties to a Distribution Agreement with an effective date of February 12, 2014, as amended (the "Agreement"), under which Distributor purchases Products for further resale to Resellers (as defined therein).

WHEREAS Zebra is expanding the product portfolios offered to Distributors under the Program and the Agreement to also include Fixed Industrial Scanners (as defined below).

WHEREAS The Parties desire to amend the Agreement by adding Fixed Industrial Scanners thereto and authorizing Distributor to purchase such products from Zebra for further resale in the Market (i.e. US and Canada) to Program Members who participate in the industrial Automation Track of the Program,

THEREFORE, in consideration of the mutual covenants and promises, and subject to the terms and conditions of the Agreement, the Parties agree as follows:

Defined terms used in this Addendum shall have the same meanings given to them in the Agreement, unless the context requires otherwise.

This Addendum automatically incorporates any future amendments to the Agreement and such amendments will be made part of this Addendum to the extent that the amendments do not conflict therewith, unless otherwise agreed in writing by the Parties.

Definitions:

"Fixed Industrial Scanners" shall mean Zebra's portfolio of ultra-rugged stationary barcode scanners used in manufacturing and logistics applications, as well as accessories and associated software and services. As of the date of execution of this Addendum, Fixed Industrial Scanners are Zebra's FS10, FS20, FS40 and FS70 devices. Zebra may add or remove products from this Fixed Industrial Scanners technology segment at any time and at its sole discretion upon notice. Fixed Industrial Scanners will be considered for the purposes of the Agreement as a Product Technology Segment.

"Industrial Automation Track" shall mean a Program channel segment comprising companies that resell and/or implement solutions that include Zebra Fixed Industrial Scanners.

"Premier Industrial Automation Distributor'' shall mean Program Members who participate in the Industrial Automation Track that resell Zebra's Fixed Industrial Scanners to Registered Industrial Automation System Integrators, Select Industrial Automation Partners, and others, including End Users.

"Registered Industrial Automation System Integrators" shall mean Program Members who participate in the Industrial Automation Track that primarily provide installation and commissioning services.

"Select Industrial Automation Partners" shall mean Program Members who participate in the Industrial Automation Track that resell Zebra's Fixed Industrial Scanners.
Zebra PartnerConnect Fixed Industrial Scanners Addendum • NA
@2024 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.

Exhibit 10.54

(a) Except as specified in Section 4 (b) below, commencing on the Effective Date hereof, Fixed Industrial Scanners will be considered for all intents and purposes of the Agreement as Products and the purchase and sale thereof will be conducted in accordance with, and subject to the terms and conditions of the Agreement and the Program.

(b) For the [*****] following the Effective Date hereof, stock rotation on Fixed Industrial Scanners only, will be based on the net dollar value of Distributor's' purchases of Fixed Industrial Scanners in [*****]. At the end of the [*****] period, stock rotation privileges for such products will return to Zebra's standard terms and will be based on Fixed industrial Scanners purchases in [*****]. At all times, stock rotation allowance will be calculated [*****] during the applicable period.

Distributor will only sell Fixed Industrial Scanners to Premier Industrial Automation Distributors, Select Industrial Automation Partners and to Registered Industrial Automation System Integrators who are Program Members that participate in the Industrial Automation Track.

Inventory. Distributor will order and maintain sufficient inventory levels of Fixed Industrial Scanners as necessary to meet market demand and the applicable product lead time requirements for such products. The Parties will agree on the appropriate inventory levels (typically six-to-eight-weeks' worth of inventory turnover) which must be achieved and maintained by Distributor at all times during the term of this Addendum.

Industrial Automation Lab. Distributor will maintain an industrial automation lab with a dedicated workspace for Fixed Industrial Scanners, as specified in the Program.

Demo Equipment Program. Distributor will assist Zebra .in the management of the Fixed Industrial Scanners Demo & Lab Equipment Program and support the Industrial Automation Track Members Distributor is authorized to sell to, by providing them with the applicable Fixed Industrial Scanners Demo Equipment per the Program requirements. Distributor will comply with the Demo Equipment purchase requirements applicable to Distributors, as specified in the Industrial

Automation Demo & Lab Equipment Program guide posted at
file:/1/C:/Users/MRQC?4/OneDrive%20-%20Zebra%20Technoloqies/Documents/Aqreement%20135/iat-mvprogram-guide-na-en-us.pdf; which Zebra may update at any time in Its sole and absolute discretion.

Advertising/Marketing. Zebra has established a unilateral Internet Price Advertising Policy ("IPA Policy"} that applies to all authorized distributors and resellers of Fixed Industrial Scanners located in the US and Canada. This Section is intended to inform Distributor of the IPA Policy posted at: https://partnerportal.zebra.com/content/dam/zebra partner/north-america/en/partner policy/internet-price-advertising-policy-na-en-us.odf;

In the event of a conflict between the Agreement and this Addendum, the terms of this Addendum shall take precedence.

This Addendum and any additional amendments of addenda to the Agreement may be executed in two or more of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A computer image, such as a PDF or tiff image, of a signature shall be treated as and shall have the same effect as an original signature. In addition, a true and correct computer image of this Addendum and any additional amendments of addenda thereto shall be treated as and shall have the same effect as an original signed copy of this document.

Term and Termination. This Addendum will commence on the Effective Date and will remain in full force and effect unless terminated by either Party in accordance with the termination provisions of the Agreement.

IN WITNESS WHEREOF the Parties have executed this Addendum to take effect on the date of the last signature hereof (the "Effective Date").

Zebra Technologies International, Inc. ScanSource, Inc.
Zebra PartnerConnect Fixed Industrial Scanners Addendum • NA
@2024 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.

Exhibit 10.54

By:____________________________ By:_______________________

Name:__________________________ Name:____________________

Title:___________________________ Title:______________________

Date:___________________________ Date:______________________
Zebra PartnerConnect Fixed Industrial Scanners Addendum • NA
@2024 Zebra Technologies Corp and / or its Affiliates. All rights reserved. Proprietary and Confidential.